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                                                                EXHIBIT 10.10(b)


                             AMENDMENT NO. 1 TO THE
                           AAMES FINANCIAL CORPORATION
                            1996 STOCK INCENTIVE PLAN

        This Amendment No. 1 to the Aames Financial Corporation (the "Company") 1996 Stock Incentive Plan (the "Plan") is dated as of June 12, 1997.

                                    RECITALS:

        A. Section 11 of the Plan provides that the Committee may amend the Plan from time to time, provided such amendment does not adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan.

        B. On June 12, 1997, the Compensation Committee of the Company's Board of Directors approved an amendment to Section 9 of the Plan as set forth herein, upon a finding that such amendment is permitted under the terms of Section 11 of the Plan.

        C. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1. Section 9 of the Plan is hereby amended to read in its entirety as follows:

        In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Employee in any fiscal year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 6 of the Plan; provided, however, that no adjustment shall be made in the mandatory grants to Outside Directors made pursuant to Section 5 of the Plan in the event of a stock split or stock dividend declared by the Company. Such adjustments shall be conclusive and binding for all purposes of the Plan.


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        2. Except as set forth herein, all other terms and conditions of the
Plan shall remain in full force and effect.


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